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        LETTER TO CLIENTS FOR USE BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                                 EXHIBIT (a)(5)
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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            LIFE TECHNOLOGIES, INC.
                                       AT

                          $37.00 NET PER SHARE IN CASH
                                       BY

                       DEXTER ACQUISITION DELAWARE, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                               DEXTER CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON TUESDAY, DECEMBER 1, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                November 2, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated November 2, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") relating to an offer by Dexter Acquisition Delaware, Inc., a Delaware corporation ("Purchaser"), and a wholly-owned subsidiary of Dexter Corporation, a Connecticut corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Life Technologies, Inc., a Delaware corporation (the "Company"), not owned by Parent, at a purchase price of $37.00 per Share (the "Offer Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

     This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     A TENDER OF SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $37.00 per Share, net to the seller in cash, without interest.

          2.  The Offer is being made for all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, December 1, 1998, unless the Offer is extended (the "Expiration Date").

          4. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn prior to the Expiration Date at least that number of Shares that would, when aggregated with the Shares owned directly or indirectly by Parent, represent at least 80% of all Shares then outstanding on a fully-diluted basis as described in the Offer to Purchase. The Offer is also subject to certain other conditions set forth in the Offer to Purchase.

          5.  The Offer is not conditioned on the availability of financing or on the approval of the Board of Directors of the Company or any committee thereof.
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          6.  Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, attaching and returning to us the instruction form contained in this letter. An envelope to return your instruction form to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
          TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            LIFE TECHNOLOGIES, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 2, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") in connection with the Offer by Dexter Acquisition Delaware, Inc., a Delaware corporation ("Purchaser"), and a wholly-owned subsidiary of Dexter Corporation, a Connecticut corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Life Technologies, Inc., a Delaware corporation, not owned by Parent.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Date:
     -------------------------

                NUMBER OF SHARES OF COMMON STOCK TO BE TENDERED:
                               --------- SHARES*

Account Number:
               ---------------------

                                                      SIGN HERE

                                      ------------------------------------------

                                      ------------------------------------------
                                                     Signature(s)

                                      ------------------------------------------

                                      ------------------------------------------
                                                    Print Name(s)

                                      ------------------------------------------

                                      ------------------------------------------
                                                  Print Address(es)

                                      ------------------------------------------
                                          Area Code and Telephone Number(s)

                                      ------------------------------------------
                                      Taxpayer Identification or Social Security
                                                      Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.